UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-2189
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Payment of Annual Incentive Plan awards in Performance-Based Restricted Stock Units

On January 29, 2013, the corporate personnel committee of the board of directors of Freeport-McMoRan Copper & Gold Inc. (FCX) approved awards for fiscal year 2012 under FCX's 2009 Annual Incentive Plan (AIP) to its executive officers. In prior years, and as provided for in the AIP, the committee has delivered awards under the AIP in a combination of cash and performance-based restricted stock units (RSUs).

The Chairman of the Board, the Chief Executive Officer, and the Chief Financial Officer did not receive any cash bonuses for 2012. All 2012 AIP awards to these three executive officers were made in the form of performance-based RSUs with a value of $9.9 million for each of the Chairman of the Board and the Chief Executive Officer, and $3.3 million for the Chief Financial Officer. The performance-based RSUs are valued at approximately 94 percent of the closing stock price on the grant date ($35.01). The performance-based RSUs cliff vest after three years if a specified return on investment measure has been achieved, with 20 percent of the award subject to forfeiture if FCX's total shareholder return for the three-year period is below the median of a specified peer group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
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C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: January 31, 2013